															Exhibit 99.1
				Monthly Volume Summary: June 2012 (unaudited & subject to change) (dollars in millions)
TABLE 1 – TOTAL MORTGAGE PORTFOLIO [1,2]

June 2012 Highlights:

„  The total mortgage portfolio decreased at an annualized rate of 2.5% in June.

„  Total single-family purchases and guarantee volume in June includes an increase of $8 billion in

      HARP loans. Single-family refinance-loan purchase and guarantee volume was $31.0 billion in June,

      representing 70% of total mortgage portfolio purchases and issuances.

„  Total number of loan modifications were 6,597 in June 2012 and 28,819 for the six months ended

      June 30, 2012.

„  The aggregate unpaid principal balance (UPB) of our mortgage-related investments portfolio decreased by approximately $10.7 billion in June.

„  Freddie Mac mortgage-related securities and other guarantee commitments increased at an annualized rate of 2.8% in June.

„  Our single-family seriously delinquent rate decreased from 3.50% in May to 3.45% in June. Our multifamily delinquency rate increased from 0.26% in May to 0.27% in June.

„  The measure of our exposure to changes in portfolio market value (PMVS-L) averaged $115 million in June. Duration gap averaged 0 months.

„  On September 6, 2008, the Director of the Federal Housing Finance Agency (FHFA) appointed FHFA as Conservator of Freddie Mac.

	Purchases and Issuances	Sales [3]	Liquidations	Net Increase/ (Decrease)	Ending Balance		Annualized Growth Rate		Annualized Liquidation Rate
Jun 2011	$26,406	($3,280)	($26,107)	($2,981)	$2,128,659		(1.7%	)	14.7%
Jul	20,727	(54)	(28,602)	(7,929)	2,120,730		(4.5%	)	16.1%
Aug	27,727	(1,781)	(29,803)	(3,857)	2,116,873		(2.2%	)	16.9%
Sep	32,285	(1,766)	(33,223)	(2,704)	2,114,169		(1.5%	)	18.8%
Oct	33,436	(2,185)	(40,480)	(9,229)	2,104,940		(5.2%	)	23.0%
Nov	38,072	(3,273)	(46,832)	(12,033)	2,092,907		(6.9%	)	26.7%
Dec	30,713	(1,230)	(46,996)	(17,513)	2,075,394		(10.0%	)	26.9%

Full-Year 2011	361,047	(20,981)	(429,531)	(89,465)	2,075,394		(4.1%	)	19.8%
Jan 2012	34,381	—	(42,709)	(8,328)	2,067,066		(4.8%	)	24.7%
Feb	37,633	(3,517)	(39,771)	(5,655)	2,061,411		(3.3%	)	23.1%
Mar	41,999	(1,603)	(45,306)	(4,910)	2,056,501		(2.9%	)	26.4%
Apr	25,851	(2,639)	(47,361)	(24,149)	2,032,352		(14.1%	)	27.6%
May	30,701	(1,302)	(45,398)	(15,999)	2,016,353		(9.4%	)	26.8%
Jun	44,103	(2,467)	(45,765)	(4,129)	2,012,224		(2.5%	)	27.2%

YTD 2012	$214,668	($11,528)	($266,310)	($63,170)	$2,012,224		(6.1%	)	25.7%

TABLE 2 – MORTGAGE-RELATED INVESTMENTS PORTFOLIO [1]												TABLE 3 – MORTGAGE-RELATED INVESTMENTS PORTFOLIO COMPONENTS [1]
	Purchases [4]	Sales	Liquidations	Ending Balance	Annualized Growth Rate		Annualized Liquidation Rate		Mortgage Purchase Agreements [5]	Mortgage Sale Agreements [6]	Net Purchase (Sale) Agreements [7]		PCs, REMICs and Other Structured Securities	Non-Freddie Mac Mortgage-Related Securities		Mortgage Loans	Ending Balance
														Agency	Non-Agency

Jun 2011	$10,653	($5,028)	($10,225)	$685,033	(8.0%	)	17.8%		$27,439	($24,686)	$2,753	Jun 2011	$258,768	$36,041	$150,274	$239,950	$685,033
Jul	12,797	(5,295)	(9,498)	683,037	(3.5%	)	16.6%		36,292	(36,360)	(68)	Jul	256,078	35,564	149,125	242,270	683,037
Aug	11,860	(4,423)	(9,904)	680,570	(4.3%	)	17.4%		40,654	(33,942)	6,712	Aug	256,494	35,258	147,739	241,079	680,570
Sep	18,867	(9,800)	(10,504)	679,133	(2.5%	)	18.5%		38,384	(31,289)	7,095	Sep	254,055	35,582	146,553	242,943	679,133
Oct	12,772	(12,389)	(10,416)	669,100	(17.7%	)	18.4%		29,987	(26,113)	3,874	Oct	243,930	33,643	145,021	246,506	669,100
Nov	16,798	(11,552)	(11,071)	663,275	(10.4%	)	19.9%		29,310	(21,393)	7,917	Nov	236,607	33,660	143,938	249,070	663,275
Dec	11,467	(9,571)	(11,858)	653,313	(18.0%	)	21.5%		13,697	(5,502)	8,195	Dec	223,667	33,042	142,634	253,970	653,313

Full-Year 2011	177,391	(90,748)	(130,204)	653,313	(6.3%	)	18.7%		315,861	(277,802)	38,059	Full-Year 2011	223,667	33,042	142,634	253,970	653,313

Jan 2012	8,921	(9,257)	(10,480)	642,497	(19.9%	)	19.2%		8,982	(10,191)	(1,209)	Jan 2012	212,346	32,352	141,409	256,390	642,497
Feb	592	(5,507)	(9,763)	627,819	(27.4%	)	18.2%		7,951	(11,695)	(3,744)	Feb	206,100	31,048	139,780	250,891	627,819
Mar	3,510	(2,362)	(10,669)	618,298	(18.2%	)	20.4%		9,958	(21,009)	(11,051)	Mar	201,746	30,249	138,318	247,985	618,298
Apr	1,758	(8,016)	(10,556)	601,484	(32.6%	)	20.5%		10,939	(11,699)	(760)	Apr	196,514	29,552	136,923	238,495	601,484
May	6,763	(5,519)	(10,782)	591,946	(19.0%	)	21.5%		10,028	(10,850)	(822)	May	189,767	28,838	135,490	237,851	591,946
Jun	5,049	(4,293)	(11,423)	581,279	(21.6%	)	23.2%		11,416	(9,509)	1,907	Jun	186,991	28,069	134,107	232,112	581,279

YTD 2012	$26,593	($34,954)	($63,673)	$581,279	(22.1%	)	19.5%		$59,274	($74,953)	($15,679)	YTD 2012	$186,991	$28,069	$134,107	$232,112	$581,279

Please see Endnotes on page 3.

TABLE 4 – FREDDIE MAC MORTGAGE-RELATED SECURITIES AND OTHER GUARANTEE COMMITMENTS [1,8]							TABLE 5 – OTHER DEBT ACTIVITIES [11]
								Original Maturity ≤ 1 Year	Original Maturity ≥ 1 Year
	Issuances	Liquidations [9]	Net Increase/ (Decrease)	Ending Balance [10]	Annualized Growth Rate	Annualized Liquidation Rate		Ending Balance	Issuances	Maturities and Redemptions	Repurchases	Foreign Exchange Translation	Ending Balance	Total Debt Outstanding

Jun 2011	$22,834	($23,110)	($276)	$1,702,394	(0.2%)	16.3%	Jun 2011	$189,160	$28,116	($29,305)	($930)	$18	$506,059	$695,219
Jul	17,850	(26,473)	(8,623)	1,693,771	(6.1%)	18.7%	Jul	181,416	25,750	(18,940)	—	(19)	512,850	694,266
Aug	26,044	(27,018)	(974)	1,692,797	(0.7%)	19.1%	Aug	187,718	23,433	(26,846)	(4,174)	3	505,266	692,984
Sep	26,536	(30,242)	(3,706)	1,689,091	(2.6%)	21.4%	Sep	180,810	37,190	(33,218)	—	(130)	509,108	689,918
Oct	28,707	(38,028)	(9,321)	1,679,770	(6.6%)	27.0%	Oct	167,251	24,137	(19,365)	—	71	513,951	681,202
Nov	30,498	(44,029)	(13,531)	1,666,239	(9.7%)	31.5%	Nov	160,544	23,515	(16,448)	(4,080)	(65)	516,873	677,417
Dec	22,687	(43,178)	(20,491)	1,645,748	(14.8%)	31.1%	Dec	161,443	27,045	(30,684)	(300)	(63)	512,871	674,314

Full-Year 2011	317,261	(403,101)	(85,840)	1,645,748	(5.0%)	23.3%	Full-Year 2011	161,443	297,774	(303,069)	(12,772)	(40)	512,871	674,314

Jan 2012	31,233	(40,066)	(8,833)	1,636,915	(6.4%)	29.2%	Jan 2012	155,579	29,650	(28,084)	(1,147)	(1)	513,289	668,868
Feb	40,098	(37,321)	2,777	1,639,692	2.0%	27.4%	Feb	137,864	25,988	(20,520)	—	25	518,782	656,646
Mar	42,470	(42,213)	257	1,639,949	0.2%	30.9%	Mar	134,865	14,064	(37,836)	(550)	(5)	494,455	629,320
Apr	31,972	(44,539)	(12,567)	1,627,382	(9.2%)	32.6%	Apr	127,539	3,837	(17,184)	(50)	(7)	481,051	608,590
May	28,879	(42,087)	(13,208)	1,614,174	(9.7%)	31.0%	May	125,776	7,899	(15,799)	—	(77)	473,074	598,850
Jun	45,760	(41,998)	3,762	1,617,936	2.8%	31.2%	Jun	130,144	7,716	(21,282)	—	29	459,537	589,681

YTD 2012	$220,412	($248,224)	($27,812)	$1,617,936	(3.4%)	30.2%	YTD 2012	$130,144	$89,154	($140,705)	($1,747)	($36)	$459,537	$589,681

TABLE 6 – DELINQUENCIES – TOTAL [12]					TABLE 7 – OTHER INVESTMENTS [14]		TABLE 8 – INTEREST-RATE RISK SENSITIVITY DISCLOSURES [15]
	Single-Family [13]			Multifamily				Portfolio Market Value-Level (PMVS-L) (50bp) (dollars in millions)		Portfolio Market Value-Yield Curve (PMVS-YC) (25bp) (dollars in millions)		Duration Gap (Rounded to Nearest Month)
	Non-Credit Enhanced	Credit Enhanced	Total	Total		Ending Balance		Monthly Average	Quarterly Average	Monthly Average	Quarterly Average	Monthly Average	Quarterly Average

Jun 2011	2.75%	7.67%	3.50%	0.31%	Jun 2011	$56,684	Jun 2011	$469	$419	$22	$25	0	0
Jul	2.77%	7.70%	3.51%	0.35%	Jul	57,301	Jul	429	—	27	—	0	—
Aug	2.75%	7.66%	3.49%	0.35%	Aug	55,685	Aug	335	—	19	—	0	—
Sep	2.77%	7.70%	3.51%	0.33%	Sep	49,638	Sep	152	304	17	21	0	0
Oct	2.80%	7.77%	3.54%	0.31%	Oct	54,158	Oct	259	—	12	—	0	—
Nov	2.82%	7.82%	3.57%	0.28%	Nov	56,633	Nov	233	—	30	—	0	—
Dec	2.84%	8.03%	3.58%	0.22%	Dec	67,785	Dec	302	266	12	18	0	0

					Full-Year 2011	67,785	Full-Year 2011	359	—	21	—	0	—

Jan 2012	2.84%	8.23%	3.59%	0.21%	Jan 2012	73,990	Jan 2012	236	—	22	—	0	—
Feb	2.84%	8.20%	3.57%	0.21%	Feb	77,489	Feb	201	—	8	—	0	—
Mar	2.80%	8.02%	3.51%	0.23%	Mar	59,738	Mar	233	223	17	16	0	0
Apr	2.81%	7.99%	3.51%	0.25%	Apr	56,734	Apr	205	—	18	—	0	—
May	2.80%	7.99%	3.50%	0.26%	May	59,329	May	148	—	23	—	0	—
Jun	2.76%	7.85%	3.45%	0.27%	Jun	60,756	Jun	115	156	14	18	0	0

					YTD 2012	$60,756	YTD 2012	$189	—	$17	—	0	—

Please see Endnotes on page 3.

ENDNOTES

(1)	The activity and balances set forth in these tables represent unpaid principal balances, and exclude interest-only loans, mortgage loans and mortgage-related securities traded, but not yet settled. For Freddie Mac mortgage-related securities, the balance reflects security balances based on the monthly PC factor report. Freddie Mac mortgage-related securities include PCs, REMICs and Other Structured Securities and Other Guarantee Transactions. Effective January 1, 2010, we adopted amendments to the accounting standards for transfers of financial assets and consolidation of VIEs, which resulted in significant changes to our financial statements. However, the information in this monthly volume summary is presented without giving effect to those changes.

(2)	Total mortgage portfolio (Table 1) is defined as Freddie Mac mortgage-related securities and other guarantee commitments (Table 4) plus the sum of mortgage loans (Table 3) and non-Freddie Mac mortgage-related securities (agency and non-agency) (Table 3).

(3)	Includes sales of non-Freddie Mac mortgage-related securities and multifamily mortgage loans from our mortgage-related investments portfolio.

(4)	Includes purchases of Freddie Mac mortgage-related securities into the mortgage-related investments portfolio that totaled $4,398 million (based on unpaid principal balance) during June 2012. Purchases include net additions for seriously delinquent and modified mortgage loans and balloon/reset mortgages purchased out of PC pools.

(5)	Mortgage purchase agreements reflect trades entered into during the month and include: (a) monthly commitments to purchase mortgage-related securities for our mortgage-related investments portfolio, and (b) the amount of monthly mortgage loan purchase agreements entered into during the month. Our purchase commitments may settle during the same month in which we have entered into the related commitment.

(6)	Mortgage sale agreements reflect trades entered into during the month and include: (a) monthly commitments to sell mortgage-related securities from our mortgage-related investments portfolio, and (b) the amount of monthly mortgage loan sale agreements entered into during the month. Our sales commitments may settle during the same month in which we have entered into the related commitment.

(7)	As of June 30, 2012, we had net unsettled purchase (sale) agreements of approximately $8,434 million. The ending balance of our mortgage-related investments portfolio as of June 30, 2012 after giving effect to these unsettled agreements and assuming we did not enter into any other purchase (sale) agreements after June 30, 2012 would have been $589.7 billion.

(8)	Includes other guarantee commitments, which consist of tax-exempt multifamily housing revenue bonds, HFA bonds, and credit-related commitments with respect to single-family mortgage loans. Excludes any resecuritization activity. Notional balances of interest-only strips are excluded because this table is based on unpaid principal balance.

(9)	Represents principal repayments relating to loans underlying Freddie Mac mortgage-related securities and other guarantee commitments. Also includes our purchases of seriously delinquent and modified mortgage loans and balloon/reset mortgage loans out of PC pools.

(10)	The ending balance of Freddie Mac mortgage-related securities and other guarantee commitments (Table 4) differs from the balance of Freddie Mac mortgage-related securities in our quarterly report on Form 10-Q dated May 3, 2012 because Table 4 includes other guarantee commitments described in Endnote 8.

(11)	Represents the combined balance and activity of our other debt, including securities sold under agreements to repurchase and federal funds purchased, based on the par values of these liabilities.

(12)	Single-family serious delinquency rate information is based on the number of loans that are three monthly payments or more past due or in the process of foreclosure as of period end while multifamily delinquencies are based on the UPB of mortgage loans that are two monthly payments or more past due or in the process of foreclosure as of period end. Mortgage loans whose contractual terms have been modified under an agreement with the borrower are not counted as delinquent if the borrower is current under the modified terms. Delinquency rates presented in Table 6 include mortgage loans underlying Other Guarantee Transactions, but exclude financial guarantees that are backed by either HFA bonds or Ginnie Mae Certificates. For HAMP or non-HAMP standard modifications, we include loans in the trial period as seriously delinquent in our statistical reporting, which results in a temporary rise in our seriously delinquent rate until the modifications become effective and are removed from seriously delinquent status. The volume of effective modifications impacts our reported seriously delinquent rate.

(13)	On a monthly basis, Freddie Mac publishes pool-level delinquency disclosures on its single-family PC and Giant PC securities on the company’s Web site, www.FreddieMac.com/mbs. These monthly disclosures include for each PC and Giant PC the loan count and associated aggregate UPB for mortgage loans that fall into one of four delinquency groups: 30-59 days delinquent, 60-89 days delinquent, 90-119 days delinquent, and 120 days or more delinquent. Additionally, the monthly disclosures include information about certain seriously delinquent loans purchased by Freddie Mac from each PC and Giant PC. Generally, we purchase these delinquent loans, and thereby extinguish the related PC debt, at the scheduled PC debt payment date, unless the loans proceed to foreclosure transfer, complete a foreclosure alternative or are paid in full by the borrower before such date. As of June 30, 2012, there were approximately $2.1 billion in UPB of loans that were four monthly payments past due, and that met our criteria to allow for the purchase of delinquent mortgage loans out of PC pools.

(14)	Other Investments exclude amounts related to consolidated variable-interest entities. The balance includes cash and cash equivalents, federal funds sold and securities purchased under agreements to resell, and non-mortgage-related securities. Investments in non-mortgage-related securities are presented at fair value.

(15)	Our primary interest-rate risk measures are PMVS and duration gap. These measures include the impact of our purchases and sales of derivative instruments, which we use to limit our exposure to changes in interest rates. Our PMVS measures are estimates of the amount of average potential pre-tax loss in the market value of our net assets due to parallel (PMVS-L) and non-parallel (PMVS-YC) movements in London Interbank Offered Rates (LIBOR). While we believe that our PMVS and duration gap metrics are useful risk management tools, they should be understood as estimates rather than precise measurements. Methodologies employed to calculate interest-rate risk sensitivity disclosures are periodically changed on a prospective basis to reflect improvements in the underlying estimation processes.

A glossary of selected Monthly Volume Summary terms is available on the Investor Relations page of our website, www.FreddieMac.com/investors.

The Monthly Volume Summary includes volume and statistical data pertaining to our portfolios. Inquiries should be addressed to our Investor Relations Department, which can be reached by calling (571) 382-4732 or writing to:

1551 Park Run Drive, MS D5F,

McLean, VA 22102-3110

or sending an email to shareholder@freddiemac.com.

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